Exhibit 99.1

             US DATAWORKS REPORTS FISCAL 2005 THIRD QUARTER RESULTS;
              24% INCREASE IN 3RD QUARTER REVENUES OVER PRIOR YEAR

     HOUSTON, Feb. 3 /PRNewswire-FirstCall/ -- US Dataworks (Amex: UDW), a leading developer of payment processing solutions, today announced financial results for its fiscal 2005 third quarter ended December 31, 2004.

     Revenues for the fiscal 2005 third quarter were $518,000 compared with revenues of $416,000 for the same period a year ago. Operating loss for the quarter was $1,386,000 compared to an operating loss of $982,000 for the quarter ended December 31, 2003. Net loss for the third quarter was $1,320,000, or $0.05 per share, compared to a net loss of $1,243,000 or $0.05 per share, for the corresponding period in the prior year.

     "Due primarily to seasonal factors, our recurring 'click' revenues from customers that pay by the transaction during the third quarter were basically flat with our second quarter. We have over one billion transactions under management available and processed approximately 537 million actual transactions between January 1, 2004 and December 31, 2004," stated Charles E. Ramey, CEO of US Dataworks. "We continue to be very excited about our growth opportunities over the next several years as the electronification(SM) of payment processing increases rapidly.

     "Our solutions are leading the industry. National Automated Clearing House (NACHA) recently announced that industry volume in 2004 grew over five times the 2003 volume with an industry administrative return rate of 1.04%. Our volume was approximately 57% of the industry total with an administrative return rate of 0.1%, a significant performance difference.

     "While we are pleased with solid year-over-year revenue growth, we have witnessed slower than expected implementation of Check 21 solutions since it became law in late October 2004. As we have previously stated, we are in the infancy of a rapidly increasing market and believe that our 'per transaction' results, strategic marketing relationships and strategic alliances will continue to grow. We believe our investment in our R&D, direct sales force and marketing efforts will drive recurring sales over the long term thereby benefiting our customers as well as our shareholders," concluded Ramey.

     CONFERENCE CALL
     US Dataworks has scheduled a conference call for Thursday, February 3, 2005 at 5:00 p.m. eastern time. To participate in the conference call, dial 303-262-2075 at least ten minutes before the call begins and ask for the US Dataworks conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until February 10, 2005. To access the replay, dial (303) 590-3000 using a pass code of 11022273.

     Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.usdataworks.com . To listen to the live call on the web, please visit the company's web site at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call.

     ABOUT US DATAWORKS
     US Dataworks is a developer of payment processing solutions, focused on the Financial Services market, Federal, State and local governments, billers and retailers. Software developed by US Dataworks is designed to enable organizations to transition from traditional paper-based payment and billing processes to electronic solutions that automate end-to-end processes for accepting and clearing checks.

     Except for the historical information contained herein, the matters set forth in this press release, including, but not limited the extent to which the Company's balance sheet has been strengthened, leadership in the ARC market has been captured and efforts toward profitability have been continued and the increasing of our efforts toward capturing further market share in ARC, Check-21 and other electronic payment processing solutions are forward- looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the Company's position in the marketplace, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations, our ability to obtain future financing and other risks detailed from time to time in the SEC reports of US Dataworks, Inc., including its annual report on Form 10-KSB/A for the period ended March 31, 2004. These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.

                              - Tables to Follow -

STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended December 31, 2004 and 2003
(UNAUDITED)

                                        For the Three Months             For the Nine Months
                                               Ended                            Ended
                                           December 31,                     December 31,
                                   ----------------------------    ----------------------------
                                       2004            2003            2004            2003
                                   ------------    ------------    ------------    ------------
Revenues
  Software licensing
   revenues                        $     95,000    $     56,803    $    595,732    $    769,670
  Software maintenance
   revenues                             246,455          66,999         706,383         181,143
  Professional service
   revenues                             176,480         292,656         728,785         911,216
    Total revenues                      517,935         416,458       2,030,900       1,862,029

Cost of sales                           147,689         206,043         666,337         555,698
    Gross profit                        370,246         210,415       1,364,563       1,306,331

Operating expenses
  General and
   administrative                     1,674,255       1,122,555       4,637,577       2,961,828
  Depreciation
   and amortization                      81,727          70,069         237,499         206,700
    Total operating
     expense                          1,755,982       1,192,624       4,875,076       3,168,528

Loss from operations                 (1,385,736)       (982,209)     (3,510,513)     (1,862,197)

Other income (expense)
  Financing costs                            --        (135,814)       (419,903)     (1,345,102)
  Interest expense                      (22,730)       (128,826)       (187,686)     (1,069,774)
  Interest expense -
   related parties                           --              --              --        (113,360)
  Loss on extinguishment
   of debt                                   --              --              --        (635,259)
  Loss on extinguishment
   of debt - related
   parties                                   --              --              --      (1,722,631)
  Investor litigation
   settlement expense                    75,800              --        (924,199)             --
  Other income (expense)                 12,761           3,635          30,448           3,635
    Total other income
     (expense)                           65,831        (261,005)     (1,501,340)     (4,882,491)

Loss before provision
 for income taxes                    (1,319,905)     (1,243,214)     (5,011,853)     (6,744,688)
Provision for
 income taxes                                --              --              --              --

Net loss                           $ (1,319,905)   $ (1,243,214)   $ (5,011,853)   $ (6,744,688)

Basic and diluted
 loss per share
   Total basic and
    diluted loss
    per share                      $      (0.05)   $      (0.05)   $      (0.19)   $      (0.39)
Basic and diluted
 weighted-average
 shares outstanding                  27,800,238      22,772,365      26,725,216      17,388,793

Supplemental
 information:
  Software maintenance
   revenues
  Transactional
   revenues                        $    156,458    $     34,999    $    444,161    $     55,664
  Nontransactional
   revenues                              89,997          32,000         262,222         125,479
  Total maintenance
   revenues                        $    246,455    $     66,999    $    706,383    $    181,143

BALANCE SHEET
December 31, 2004
(UNAUDITED)

                           ASSETS
Current assets
  Cash and cash equivalents                             $    2,734,134
  Accounts receivable, net of allowance
   for doubtful accounts of $0                                 640,080
  Prepaid expenses and other current assets                    116,134
    Total current assets                                     3,490,348
Property and equipment, net                                    717,002
Goodwill, net                                               14,133,629
Other assets                                                    43,793
          Total Assets                                  $   18,384,772

             LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Note payable- related party                           $       39,000
  Deferred revenue                                             283,764
  Accounts payable                                             242,836
  Accrued expenses                                             189,151
  Interest payable                                              22,730
  Convertible note payable                                     256,066
    Total current liabilities                                1,033,547
  Convertible note payable                                     512,133
  Deferred revenue                                              41,683
  Deferred compensation                                         94,600
    Total liabilities                                        1,681,963

Commitments
Shareholders' equity
  Convertible Series B preferred stock,
   $0.0001 par value 700,000 shares
   authorized, 549,667 shares issued and
   outstanding, $0.75 liquidation preference,
   dividends of  $159,352 in arrears                                55
  Common stock, $0.0001 par value
   90,000,000 shares authorized and 28,777,366 shares
   issued and outstanding                                        2,878
  Common stock subscription                                   (129,375)
  Additional paid-in capital                                61,737,402
  Deferred compensation                                        (63,395)
  Accumulated deficit                                      (44,844,756)
    Total shareholders' equity                              16,702,809
      Total Liabilities and Shareholders' Equity        $   18,384,772

     Contacts:
     John Reiland, CFO
     John Figone, VP-Business Development
     US Dataworks, Inc.
     (713) 934-3855
     http://www.usdataworks.com

     Ken Dennard, Managing Partner
     Karen Roan, Sr. Vice President
     DRG&E   (713) 529-6600

SOURCE  US Dataworks
    -0-                             02/03/2005
    /CONTACT: John Reiland, CFO, or John Figone, VP-Business Development, both of US Dataworks, Inc., +1-713-934-3855; or Ken Dennard, Managing Partner, or Karen Roan, Sr. Vice President, both of DRG&E, +1-713-529-6600, for US Dataworks/
    /Web site:  http://www.usdataworks.com /